CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AGREEMENT FOR THE SUPPLY OF SUGARCANE JUICE AND OTHER UTILITIES

By this private instrument,

AMYRIS BRASIL S.A., a corporation with head office in the City of Campinas, State of São Paulo, at Rua James Clerk Maxwell, 315, Techno Park, Corporate Taxpayer Enrollment Number CNPJ/MF No. 09.379.224.0001/20, herein represented in accordance with its Bylaws and hereinafter simply referred to as “Amyris” or “Party”; and

PARAÍSO BIONERGIA S.A., a corporation with head office at Rodovia Brotas/Torrinha, km 7.5, Fazenda Paraíso, in the City of Brotas, State of São Paulo, Corporate Taxpayer Enrollment Number CNPJ/MF No. 46.363.016/0001-60, herein represented in accordance with its Bylaws and hereinafter simply referred to as “Paraíso” or “Party”.

WHEREAS:

(A)    Amyris and its controlling company Amyris, Inc. operate in the research, development, and sale of fuel and high-performance renewable chemicals and have developed a microbial technology to convert sugars into these products (“Amyris Technology”);

(B)    The products manufactured by Amyris include Amyris Biofene™, the renewable farnesene produced using Amyris Technology (“Biofene”);

(C)    Amyris wishes to install a Biofene plant in an area adjacent to the facilities of Paraíso (“Amyris Biorefinery”);

(D)    Amyris wishes to purchase from Paraíso sugarcane juice (“Juice”) to be used as a basic raw material for Biofene production;

(E)    In addition to the Juice, Amyris also wishes Paraíso to supply water and low-pressure vapor (“Vapor”);

(F)    Paraíso is the owner of a sugar and alcohol plant in the City of Brotas, State of São Paulo (“Plant”), and it wishes to supply to Amyris the products and utilities mentioned in items (D) and (E) above, as well as to lease to Amyris a tract of land for installation of Amyris Biorefinery in an area adjacent to its sugar and alcohol plant;

(G)    The Parties have reached an agreement on the terms and conditions under which Paraíso wishes to supply and Amyris wishes to purchase Juice and the utilities described in item (E) above;

(H)    The Parties agree that Amyris shall send to Paraíso all waste produced by the evaporation and fermentation of Juice for Paraíso to dispose of such waste at its convenience, it being understood that Amyris shall be exempted from any liability with regard to the processing of waste sent to Paraíso;

NOW, THEREFORE, the Parties resolve to execute this Agreement for the Supply of Sugarcane Juice and Other Utilities (“Agreement”), which shall be governed by the following clauses and conditions, which the Parties hereby mutually grant and accept:

CHAPTER I - SUBJECT MATTER

1.1.    The subject matter hereof is to regulate the main conditions of supply, by Paraíso to Amyris, during the term of effectiveness hereof, of the following products and utilities required for implementation of Amyris Biorefinery: (i) Juice corresponding to the processing of up to [*] ([*]) tons of sugarcane per year, as specified in Exhibit I; and (ii) water and Vapor in the volumes described in Exhibit I.

1.1.1.    Until the annual limit of Juice to be supplied by Paraíso is reached, as provided in Section 1.1 above, Amyris may only purchase sugarcane juice from third parties in the event Paraíso is not able to supply Juice to Amyris, without prejudice to the applicable penalties, as contemplated herein.

1.1.2.    After the annual limit of Juice to be supplied by Paraíso is reached, as provided in Section 1.1 above, and should Amyris be interested in acquiring an additional volume of Juice to be used as production input in Amyris Biorefinery, Paraíso shall have preference in the supply of such additional volume of Juice, under the same conditions offered by any third party interested in supplying it. Should

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Paraíso fail to inform in writing that it is interested in supplying the additional volume of Juice required by Amyris within [*] ([*]) [*] after a written notice of Amyris requesting the supply of a volume in excess of the aforementioned annual limit, along with a formal commercial proposal submitted by the third party interested in supplying the Juice, which proposal shall inform the price, form of payment, term for supply and other relevant information relating to the supply of Juice, Amyris may purchase Juice from such supplier under the same terms and conditions contemplated in the respective commercial proposal submitted to Paraíso.

1.1.3.    Upon the consent of Paraíso, Amyris may purchase other components with high concentration of sugar to be used in Amyris Biorefinery, as a temporary substitute for or in addition to the Juice, such as dextrose, saccharine sorghum, diluted VHP sugar and others. The Parties hereby agree that Paraíso shall only withhold the consent contemplated in this section if (i) the annual limit contemplated in Section 1.1 has not been reached; or if (ii) [*].

1.1.4.    If the limit contemplated in Section 1.1 is not reached and Amyris still wishes to acquire Juice or other component with high concentration of sugar from third parties, Amyris shall be allowed to do it provided it pays to Paraíso the premium agreed in formulas “A” and “B”, as applicable. In this case, Paraíso shall authorize the product to be purchased from third parties, except in the event contemplated in item (ii) above.

1.2.    The Parties declare that they executed, on the date hereof, a real property lease agreement (“Lease Agreement”) by means of which Paraíso leased to Amyris the tract of land where Amyris Biorefinery shall be installed.

1.2.1.    Without prejudice to other terms and conditions established in the Lease Agreement, the Parties hereby acknowledge and agree that the necessary improvements carried out by Amyris in the real property contemplated in the Lease Agreement, which shall be understood as improvements required for the proper and actual use of the real property for the purposes for which it has been

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

leased, shall be indemnified by Paraíso provided they are informed by Amyris to Paraíso in writing at least [*] ([*]) [*] in advance.

1.2.2.    Paraíso shall indemnify Amyris for the valuable improvements, i.e., improvements for the purpose of increasing, improving or facilitating the use of the real property contemplated in the Lease Agreement, provided such improvements are made by Amyris with the prior written consent of Paraíso, in accordance with the terms and conditions established in the Lease Agreement.

1.2.3.    Voluntary improvements and those exclusively related to the construction, installation, assembly, operation and maintenance of Amyris Biorefinery or, furthermore, any other improvement in addition to those mentioned in Sections 1.2.1 and 1.2.2 above, shall not be indemnified by Paraíso, except as otherwise agreed between the Parties.

1.2.4. The machines and equipment of Amyris Biorefinery, as agreed between the Parties in due course, may be removed by Amyris upon termination of the Lease Agreement, subject to the conditions established in Section 8.1 below and provided such removal does not affect the structure and substance of the real property.

CHAPTER II - EFFECTIVENESS

2.1.    This Agreement shall be effective as from the date of execution hereof, and it shall remain valid and effective for a period of [*] ([*]) [*], provided the events of early termination contemplated in Section 8.1 and the automatic extension of the term of effectiveness hereof upon occurrence of act of God and force majeure events. In case of act of God or force majeure events, effectiveness hereof shall be automatically extended for the term of duration of these events. Should the act of God or force majeure event last longer than [*] ([*]) [*], any of the Parties may request termination hereof by means of written notice to the other Party, without the imposition of any penalty or fine, it being understood that only the amounts owed until then by one of the Parties to the other hereunder, under the Lease Agreement and under other contracts or agreements executed by the Parties shall be owed.

2.2.    Extension. Extension of the term of effectiveness hereof shall not be automatic, and it shall depend on the prior written consent of the Parties, except as otherwise provided in Section 2.1 above.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CHAPTER III - OBLIGATIONS OF PARAÍSO

3.1.    Paraíso hereby agrees, on its own account and at its own risk, as follows:

(i)    to supply Juice in accordance with the specifications, volume and other conditions established in Exhibit I;

(ii)    to supply Vapor and water for operation of Amyris Biorefinery in accordance with the specifications, volume and other conditions established in Exhibit I;

(iii)    to properly dispose, at no additional cost to Amyris, of the waste generated from the evaporation, fermentation and purification of Juice as a result of the operation of Amyris Biorefinery and sent to Paraíso by Amyris in the amounts and in accordance with the specifications established in Exhibit II. Paraíso hereby agrees to receive the waste generated in the operation of Amyris Biorefinery and to properly dispose of it, and it hereby further agrees to be liable for such disposal, exempting Amyris from any legal liability, for all legal purposes and effects, provided Amyris observes the specifications, instructions and other conditions for the handling of such waste until it is sent to Paraíso, as established in Exhibit II. Paraíso shall further obtain (if necessary) and maintain the environmental and regulatory licenses required for operation of the Plant, including, without limitation to, the handling and disposal of waste generated from the operation of Amyris Biorefinery sent to it, pursuant to the provisions hereof;

(iv)    to deliver the tract of land and rights-of-way required for construction, assembly, operation and maintenance of Amyris Biorefinery and its corresponding facilities, which tract of land and rights-of-way are owned by Paraíso and leased to Amyris;

(v)    to supply all documents and to perform all required administrative and legal actions for the purpose of assisting Amyris to comply with all rules, procedures and requirements relating to the establishment of a branch of Amyris on the tract of land leased by Paraíso. Should Paraíso incur costs and expenses to obtain documents or to perform the administrative and legal actions described in this item, and provided these documents or actions do not result from legal obligations imposed to Paraíso, Paraíso shall give Amyris notice of the need to incur these costs, informing the amount to be disbursed. Should Amyris authorize the disbursement of such funds, it shall reimburse them within five (5) days as of submission of the corresponding proofs of payment and receipts. Such authorization (and consequent disbursement) may not be withheld by Amyris in case the expenses referred to in this item are in accordance with reasonable market prices;

(vi)    should Amyris need the supply of a volume of water in excess of the volume established in Exhibit I, Paraíso shall use its best efforts to perform all possible actions to assist Amyris in obtaining the rights required to use an additional volume of water; and

(vii)    to assist Amyris in obtaining all environmental and regulatory licenses required for implementation and regular operation of Amyris Biorefinery.

3.2.    In the event of alienation of the real property where Amyris Biorefinery is located, Amyris, as lessee, shall have the right of first refusal to acquire such tract of land. Should Amyris fail to exercise its right of first refusal, the new purchaser shall comply with the specific obligations of Paraíso to Amyris under the Lease Agreement. The Parties shall register the Lease Agreement with the competent Real Estate Registry Office for it to produce its regular effects and, notwithstanding the above, Paraíso shall inform the possible purchasers of the existence hereof and of the Lease Agreement, warning them of the need to comply with the obligations contemplated in the Lease Agreement relating to such real property.

CHAPTER IV - OBLIGATIONS OF AMYRIS

4.1.    It shall be incumbent upon Amyris:

4.1.1.    During the Implementation Phase of Amyris Biorefinery:

(i)    to obtain the construction, implementation and operating licenses of Amyris Biorefinery; and

(ii)    to provide the required connections so as to allow the Juice to be directly supplied to Amyris Biorefinery and the waste to be directly sent to the Plant, incurring the resulting costs.

4.1.2    During the Operational Phase:

(i)    to maintain in force all licenses and authorizations required for conduction of its activities, especially those required for the construction, installation and operation of Amyris Biorefinery;

(ii)    to timely pay all invoices issued in accordance with this Agreement for collection of the price to be paid for the Juice and other utilities supplied hereunder, in accordance with the payment conditions established in Section 7.2; and

(iii)    to return to Paraíso the waste generated from operation of Amyris Biorefinery, pursuant to the specifications and volumes informed in Exhibit II.

CHAPTER V - MUTUAL OBLIGATIONS

5.1    At any time as of commencement of effectiveness hereof , any of the Parties shall (i) inform the other Party within at most [*] ([*]) [*] after it becomes aware of or receives any summons, subpoena, judicial, extrajudicial or administrative notice that may result in an obligation to indemnify of any of the Parties, as provided herein, or which could otherwise directly or indirectly affect the implementation, construction or operation of Amyris Biorefinery, including governmental requirements and orders, examinations, inspections, evaluations, audits, legal actions, among others, it being understood that such Party shall immediately provide the other Party with a copy of such documents and inform it of the measures already adopted; and (ii) immediately inform the other Party of any threatened or actual event that could interfere in, delay, prevent or stop, for any reason, the implementation, construction, commissioning and operation of Amyris Biorefinery, as well as adopt and suggest measures for resolution thereof.

5.2    It shall be further incumbent upon the Parties:

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i)    to be liable for its employees or employees of its subcontractors, including, as the case may be, for all costs, taxes and contributions directly or indirectly owed as a result of their respective activities, such as: social, labor, social security and insurance charges, taxes, fees, emoluments and tax or social insurance contributions, premium pay for dangerous work and others, as required in accordance with their functions;

(ii)    to provide, for control and verification purposes, any documents that prove the existence and compliance with contractual, labor, social security, tax, social, severance guarantee fund and other legal obligations, including, without limitation to, Debt Clearance Certificates (Brazilian Social Security Institute, or INSS) and Tax Clearance Certificate (CRF) of its employees or employees of its contractors, should this be the case, used in its activities;

(iii)    to be liable for any and all legal actions, claims, or complaints brought by its employees, representatives and/or contractors relating to its activities, being liable for any lien the other Party may incur during effectiveness hereof as a result of such actions, claims, or complaints.

5.3.    Default. In the event of failure to comply with the obligations contemplated herein or in the Lease Agreement and provided no penalty is contemplated in the other agreements, the innocent Party shall give the defaulting Party notice of such default. Should such default not be cured within [*] ([*]) [*] after the notice of default is sent, the defaulting Party shall be subject to a daily pecuniary fine equivalent to [*] Brazilian Reais (R$[*]) from the date on which the default is verified to the date it is cured, without prejudice to the right to terminate this agreement pursuant to the provisions of Section 8.1, as well as to the exercise of other rights contemplated in such instruments.

5.4.    Obligation to Indemnify. Each Party (hereinafter referred to as “Indemnifying Party”) assumes the obligation to fully and unconditionally indemnify the other Party (hereinafter referred to as “Indemnified Party”), without any limitation relating to time and amount, for:

(i)    the provision of false, inaccurate or insufficient representations and warranties or the breach or violation of representations and warranties provided herein, especially those provided in Chapter VI, or

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the provision of false, inaccurate or incomplete representations during the phases preceding execution hereof;

(ii)    any and all direct and actual damages, it being understood that neither Party shall be held liable for indirect Damages, loss of income, and ceasing profits of the Indemnified Party which result from breach of or noncompliance, by the Indemnifying Party, with any of its duties or obligations contemplated herein;

(iii)    any and all losses or damages of any amount relating to liabilities or contingencies of any kind related hereto and which have been caused by fault or malice of the Indemnifying Party, including, without limitation to, any labor, social security, tax, civil, commercial, environmental, regulatory or any other liability or contingency of any kind (the losses and damages described in this item and in items (i) and (iii) above are hereinafter collectively referred to as “Losses”).

5.5.    Payment. Any and all amounts resulting from the provisions of Section 5.4 owed by one of the Parties to the other shall be paid within at most [*] ([*] [*] as from the date of receipt, by the nonperforming Party, of a collection notice to be sent by the aggrieved Party.

CHAPTER VI - REPRESENTATIONS AND WARRANTIES OF THE PARTIES

6.1    Representations and Warranties of the Parties. Each Party hereby represents and warrants the following to the other Party:

(i)    each Party is a company duly organized and validly existing in accordance with the applicable law, and it has the power and authority to conduct its business, hold and dispose of its properties, execute this instrument and comply with the obligations contemplated herein;

(ii)    execution hereof and compliance with the obligations contemplated herein have been duly authorized and approved by all required corporate actions and do not require any approval or consent of any other person, including spouses, or any governmental authorization that has still not been obtained and which is in full force and effect;

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)    except for [*], and to the best knowledge of the Parties, there is no actual or threatened action or proceeding in progress before any court, governmental authority or arbitrator which can be reasonably expected to significantly and adversely affect the financial condition or operations of the Parties, or their ability to comply with their obligations hereunder or, furthermore, able to affect the legality, validity or enforceability of said obligations.

6.2.    Representations and warranties of Paraíso:

(i)    Liability for Environmental Contingencies. Paraíso ensures that it is in compliance with any and all laws applicable to its business, especially the applicable environmental law, and that it is not aware of any fact that may result in Losses, damages or environmental liabilities, or which may affect the continuity, existence, formation, validity and effectiveness hereof;

(ii)    Noncompliance with the Environmental Law. Should the existence of any environmental liability, nonconformity or noncompliance with the environmental law be detected with regard to the period preceding commencement of implementation and construction of Amyris Biorefinery, or during the period of implementation, commissioning and operation of Amyris Biorefinery and which, in this latter case, is proven to be exclusively attributable to Paraíso and to affect regular compliance with this Agreement, Paraíso shall be solely and fully liable for all expenses for immediate remediation of the affected area and/or for the illegality, as well as for any order and notification issued by a governmental authority and for any Losses caused to Amyris. Paraíso shall immediately perform all required actions, including judicial and/or extrajudicial actions, for the implementation, construction, commissioning or operation of Amyris Biorefinery not to be interrupted, performing all required actions to cease he interruption as soon as possible in case such interruption is inevitable. Should Paraíso fail to adopt the required measures or to perform the required actions as mentioned above, Amyris may adopt the required measures and perform the required actions, and Paraíso hereby agrees to reimburse all expenses or amounts spent by Amyris in this regard within [*] ([*]) [*] as of the issuance of a notice, which shall be accompanied by the corresponding proofs of payment and receipts.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iv)    Compliance with the [*]. Paraíso represents and warrants to Amyris that execution hereof does neither violate the [*]. Paraíso has adopted and shall adopt all measures to, should it be required to do it under [*].

6.3.    Amyris, in turn, agrees, during implementation, construction, commissioning, operation and/or disassembly of Amyris Biorefinery, to fully comply with all environmental obligations contemplated in the environmental laws and regulations currently in force and which may be created, enacted and/or published, as well as to promptly comply with all environmental orders issued by any public authority, being liable for the damages proved to have been caused by it to the real property and to Paraíso during installation of Amyris Biorefinery and during effectiveness hereof and/or of the Lease Agreement.

6.4.    The Parties' liability to indemnify the other Party for damages caused to the latter in view of the failure to comply with the environmental law and related rules, as provided in Section 6.2, item (ii) and in Section 6.3, shall remain in full force for an indefinite term, even after termination or rescission hereof.

CHAPTER VII - MECHANISMS FOR REQUESTS AND SUPPLIES, PRICE AND PENALTIES FOR FAILURE TO SUPPLY

7.1.    Mechanism for requests and supplies:

7.1.1.    As from the month in which Amyris Biorefinery starts operations, on the [*] day of each [*], Amyris shall establish the volume and weekly schedule of delivery of Juice for the following [*], subject to the maximum annual limit contemplated in Section 1.1 above. Amyris shall issue an order for each request for the supply of Juice hereunder. Such order may be formalized by email or fax with transmission confirmation, and it shall mention the volume of each lot (understood as the volume of Juice supplied per week).

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.1.2.    The weekly schedule and the volume of Juice may be changed at the sole discretion of Amyris, provided Amyris informs Paraíso [*] ([*]) [*] before the estimated date of supply of new volumes of Juice.

7.1.3.    Paraíso shall supply the Juice in accordance with technical specifications approved by the Parties and duly explained in Exhibit I. The proportion of water and Vapor to be supplied by Paraíso for each cubic meter of Juice delivered is also identified in Exhibit I.

7.1.4.    The volume of waste to be sent by Amyris to Paraíso for proper disposal is identified in Exhibit II.

7.1.5.    The Parties agree that Paraíso may not supply, on any day, a volume of Juice in excess of the daily capacity of Amyris' evaporators (or fermentators), which corresponds to [*] cubic meters per hour ([*] m3/hour).

7.1.6.    The Parties acknowledge and agree that Paraíso shall only be required to supply Vapor and Juice to Amyris hereunder during sugarcane harvesting.

7.1.7.    Notwithstanding the above, Paraíso agrees that Amyris may, should it wish to do so, operate the Biorefinery during the off-season, for which reason it hereby agrees to (i) grant Amyris access to the infrastructure shared by Amyris Biorefinery and Paraíso Plant throughout the year, allowing, among other actions, Amyris Biorefinery to use the water available at the Plant throughout the year, and (ii) use its best efforts to continue supplying Vapor and Juice to Amyris during the sugarcane off-season. For that purpose, Paraíso shall inform Amyris in writing, ideally at least [*] ([*]) [*] before commencement of the off-season period, if it will be able to supply these products to Amyris or not, as well as the conditions under which it intends to do it. Should Amyris accept the conditions for the supply of Juice and Vapor during the off-season period, supply of these utilities shall be subject to the rules contemplated herein, except as otherwise specifically agreed between the Parties for the off-season period.

7.2.    Price.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.2.1.    Amyris shall pay for the Juice, which price includes payment for the Vapor and water supplied proportionally to the Juice delivered (in the proportion and in accordance with the provisions of Exhibit I), the (i) opportunity cost of [*] plus a premium calculated in accordance with formula “A” informed in Exhibit III, or the (ii) opportunity cost of [*] plus a premium calculated in accordance with formula “B” informed in Exhibit III, whichever is lower.

7.2.2.    After the price for each ton of Juice supplied is calculated in accordance with the provisions of Section 7.2.2. above, the amount to be monthly paid for the total volume of Juice supplied in a certain month shall be the amount defined in Exhibit IV.

7.2.3.    Should Paraíso decide to include [*] in its product portfolio and invest in the Plant for purposes of enabling it to produce [*] in substitution for the production of [*], wholly or in part, the Parties shall renegotiate in good faith the remuneration for the Juice and other utilities supplied, so that the [*] opportunity cost parameters also reflect the opportunity cost of the volume of [*] Paraíso ceases to produce every month as a result of the supply of Juice to Amyris, based on its installed capacity and on the production policy then adopted by Paraíso.

7.2.4.    Should, for any reason, the products that are or may be used as a basis to calculate the Price of Juice and other utilities supplied - which are: [*], [*] and [*] - no longer be produced in commercial scale by the usual domestic producers, the Parties shall renegotiate in good faith new parameters to determine the Price of the utilities supplied.

7.2.5.    Should macroeconomic circumstances result in an evident economic and financial unbalance in the contractual relationship hereby agreed, the Parties shall negotiate in good faith an adjustment to the nominal price of the premium paid on the [*] price and on the premium paid on the [*] price identified in formulas “A” and “B” of Exhibit III.

7.3.    Penalties for Failure to Supply.

7.3.1.    Should, in a given month, Paraíso fail to supply [*] percent ([*]%) of the programmed volumes to be supplied, as determined by Amyris pursuant to the provisions of Section

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.1.1 above, Paraíso shall be subject to a fine corresponding to [*] of Brazilian Real (R$[*]) per volume of Juice that, if processed, would be equivalent to [*] Paraíso failed to supply during such month.

7.3.2.    Should the supply of Vapor and water by Paraíso to Amyris be interrupted and should this interruption not be related to the failure to supply Juice as provided in Section 7.3.1 above, Paraíso shall be subject to a fine corresponding to the same amount above per volume of Juice that, if processed, would be equivalent to [*] Amyris has not been able to evaporate or ferment.

7.3.3.    Paraíso shall not be held liable under the provisions of Section 7.3.1 above in the event it fails to supply the volume of Juice scheduled for a certain month as a result of weather conditions that impede, delay or in any way affect the production of Juice. In this case, however, Paraíso agrees to give priority to the supply of Juice to Amyris over production of its other products, until the volume of Juice requested by Amyris for the month in which the Juice has not been duly supplied is reached, subject to the maximum volumes of supply of Juice described in Section 7.1.5, as well as to the limits and other obligations of Paraíso relating to the production of other products as a result of [*].

7.3.4.    The fines contemplated in Sections 7.3.1 and 7.3.2 shall be applied without prejudice to the possibility of early termination hereof, pursuant to the provisions of Section 8.1 below, or to the claim for damages hereby agreed.

7.4.    Payment Conditions.

7.4.1.    By the [*] ([*]) [*] of the [*] following the [*] of supply of Juice, Paraíso shall issue an invoice relating to the volume consumed in the preceding month. Amyris shall pay Paraíso within [*] as from the date of receipt of the corresponding invoice.

7.4.2.    In the event of late payment of the invoices issued by Paraíso under Section 7.4.1 above, Amyris shall be subject to payment of default interest of [*] percent ([*]%) per [*] or fraction thereof, as well as to inflation adjustment based on the [*], or [*],

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

applicable on the outstanding amount from the maturity date of the corresponding invoice to the date of actual payment, without prejudice to other penalties contemplated herein.

7.4.3.    Except in the event of lack of supply or of proof of supply of Juice, water and Vapor by Paraíso in noncompliance with the specifications and conditions contemplated in Exhibit I, should Amyris fail to pay the amounts owed to Paraíso in accordance with the terms and conditions contemplated in Sections 7.4.1 and 7.4.2 above within [*] ([*]) [*] as from the maturity date of any invoice issued by Paraíso, Paraíso may (i) suspend the supply of Juice, Vapor and water until all amounts owed by Amyris to Paraíso hereunder are paid; or (ii) decide to continue supplying such products and impose the daily fine contemplated in Section 5.3 above; or also (iii) terminate this Agreement in accordance with the provisions of Section 8.1 below, without prejudice to the right to charge, by the appropriate legal means, the amount of the outstanding invoices, in addition to the corresponding contractual and legal charges.

7.5.    Measurement. Measurement of the volume and quality of Juice and utilities supplied by Paraíso to Amyris, and of the volume of waste sent to Paraíso, as well as verification of compliance thereof with the specifications contemplated herein, shall follow the rules and procedures contemplated in Exhibit V.

CHAPTER VIII - EARLY TERMINATION; REIMBURSEMENT FOR LOSSES

8.1.    Events. This Agreement may be terminated by operation of law before the end of the term of effectiveness contemplated in Section 2.1 in the following events:

(i)    by any of the Parties, if for any reason beyond the control of the Parties the licenses required for construction, installation and operation of Amyris Biorefinery are not granted;

(ii)    by the aggrieved Party, in the event of noncompliance with any obligation contemplated herein which is not cured within [*] ([*]) [*] as from receipt of a notice from the aggrieved Party;

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)    by the other Party, in the event any of the representations and warranties provided by the Parties in Chapter VI loses, wholly or in part, truth and validity with regard to the Party that has provided it;

(iv)    by any of the Parties, in the event any applicable law is enacted or any final court order is published and such law or court order provenly renders completion of the activities contemplated herein impossible or economically unviable;

(v)    by the other Party, in the event any of the Parties undergoes liquidation, is declared bankrupt, files a petition in bankruptcy, adopts a full or partial liquidation plan, promotes its own dissolution, files for judicial reorganization or enters into an agreement with creditors (except for the [*]), or enters into a transaction involving its merger or consolidation, capitalization, reclassification, restructuring or other reorganization exclusively for a purpose corresponding to the submission of a plan for judicial reorganization or agreement with creditors, or private agreement, pursuant to the provisions of or under Brazilian Federal Law No. 11101/2005;

(vi)    if, until Amyris Biorefinery starts operations and for reasons beyond the control of the Parties, Amyris is not able to guarantee, by means of agreements with third parties, or on its own account, the supply of a sufficient volume of utilities required for operation of Amyris Biorefinery, in which case neither the claim for damages contemplated in Section 8.2 nor any other penalty shall apply.

8.2.    Reimbursement for Losses resulting from Early Termination. The Party responsible for early termination hereof, by negligence or malice, shall be subject to payment of the amount corresponding to the Losses incurred by the other Party and any possible penalties contemplated herein or in other instruments executed between the Parties, which payment shall be made within at most [*] ([*]) [*] as from receipt of a notice by the defaulting Party.

8.3.    Removal of assets. At the end of the term of effectiveness hereof or upon termination of the Agreement in accordance with the provisions of Section 8.1 above, by Amyris' fault, the Lease Agreement shall also be terminated and Amyris may remove from the leased area any and all equipment it has installed therein for purposes of assembling Amyris Biorefinery. Amyris shall pay the rent agreed

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

under the Lease Agreement for a reasonable term, as required for complete removal of the assets owned by Amyris, as well as all costs and expenses incurred for removal of these assets.

8.3.1.    Amyris shall be solely and exclusively liable for and it shall observe all procedures, conditions and cautions contemplated in the environmental law for removal of any equipment, product or material during disassembly of Amyris Biorefinery.

CHAPTER IX - FUTURE BUSINESS OPPORTUNITIES

9.1.    Expansion of Amyris Biorefinery. After Amyris Biorefinery starts operations and should Amyris wish to increase the production capacity of the plant, Paraíso shall have an option to invest in the increase in the production capacity of Amyris Biorefinery. Should the investment involved in the option contemplated in this section be represented by the purchase of capital stock of the company holding Amyris Biorefinery's business, the direct interest to be held by Paraíso in the voting stock of such company shall not exceed [*] percent ([*]%).

9.2.    The Parties agree to study and negotiate in good faith the interest to be held by Paraíso in Amyris Biorefinery, especially the terms and conditions applicable to the structure, corporate governance, profit distribution, rights of first refusal and other matters of interest to the Parties.

9.3.    The Parties hereby agree that the rights to sell Biofene, as well as any other product manufactured using Amyris Technology, shall be owned at all times by Amyris and/or its controlling company Amyris Inc., as the case may be, regardless of the transaction to be carried out between the Parties under Sections 9.1 and 9.2 above.

9.4.    Amyris' interest in increasing the production capacity of Amyris Biorefinery shall be informed in writing to Paraíso at least [*] ([*]) [*] before the scheduled date for such increase, and the applicable notice shall inform the amount of the investment, the term for contribution of funds, a description of the assets and services for which the investment will be used and other relevant conditions (“Terms of Investment”). Should the amount involved in the option contemplated in this Chapter IX be invested in the purchase of equity interest in the company holding Amyris Biorefinery's

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

business, the amount to be invested by Paraíso in the increase in the production capacity of Amyris Biorefinery shall be fully invested in the subscription and payment of new common shares or units of capital issued by the company holding Amyris Biorefinery's business (“Amyris SPE”). The Parties agree that subject to the restriction mentioned in Section 9.1 above, the subscription price relating to the units of capital or shares issued by Amyris SPE shall be determined on the basis of similar criteria to those adopted for capitalization, either in cash or by means of the contribution of assets of Amyris Biorefinery carried out by Amyris in such company, thus preventing Paraíso's investment in Amyris SPE from resulting in an interest manifestly disproportional to the capital invested by it vis-à-vis the amount contributed by Amyris.

9.5.    The Parties acknowledge and agree that, should Paraíso exercise the option to invest in the expansion of the production capacity of Amyris Biorefinery, the contributed amounts shall be wholly used for the purchase of equipment, machines and other assets, formation of working capital, as well as in the engagement of services and lease of goods exclusively required for expansion of the production capacity of Amyris Biorefinery or for the creation of reserves duly approved by Paraíso.

CHAPTER X - CONFLICT RESOLUTION

10.1.    Negotiation between the Parties. The Parties shall use their best efforts to try to amicably resolve all conflicts resulting herefrom. In the event of any conflict, the Party interested in resolution thereof shall give the other Party written notice of its interest to conduct amicable negotiations in good faith, in order to resolve the conflict within [*] ([*]) [*] as from receipt of the notice.

10.2.    Arbitration. Should the Parties fail to reach an amicable agreement with regard to the conflict after the end of the term referred to in Section 10.1 above, any and all doubts, matters and conflicts in general relating hereto shall be resolved by arbitration, in accordance with the Conciliation and Arbitration Rules of the Brazil-Canada Chamber of Commerce, in a proceeding to be conducted by the Brazil-Canada Chamber of Commerce, except for the situations involving failure to comply with obligations to pay net and certain amounts, which may be charged by means of a process of execution.

10.3.    Additional Rules. The provisions of Law No. 9307/1996 shall apply whenever the procedural rules of the Brazil-Canada Chamber of Commerce are silent with regard to any procedural aspect.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.4.    Jurisdiction of the Arbitral Tribunal. The Arbitral Tribunal shall be entitled to resolve any conflicts relating to the dispute, including incidental, provisional, coercive or interlocutory conflicts, it being understood that the arbitrators may not decide in equity.

10.5.    Composition of the Arbitral Tribunal. The Arbitral Tribunal shall be composed of three (3) arbitrators, one of whom shall be appointed by Amyris, other by Paraíso and the third, who shall chair the Arbitral Tribunal, shall be appointed by the arbitrators designated by the Parties. Should the arbitrators appointed by the Parties fail to reach an agreement with regard to the third arbitrator, such arbitrator shall be designated in accordance with the rules of the Brazil-Canada Chamber of Commerce, within at most [*] ([*]) [*] as of the date of such deadlock.

10.6.    Place of Arbitration. Arbitration shall be conducted in Portuguese in the City of São Paulo, Brazil. The arbitration award shall be issued in the City of São Paulo.

10.7.    Confidentiality. The arbitration proceedings, as well as the documents and information submitted to arbitration, shall be granted confidential treatment in accordance with the provisions of Sections 11.9 through 11.12 hereof.

10.8.    Enforcement of the Arbitration Award. The arbitration award to be issued by the Arbitral Tribunal may be submitted to any court empowered to order enforcement thereof, which court order shall be final and binding with regard to the merits thereof and which shall be binding upon the Parties, which hereby expressly waive any appeal.

10.9.    Resort to the Courts. Notwithstanding the provisions of this Chapter IX, each Party reserves the right to resort to the Judiciary for purposes of (a) ensuring commencement of arbitration proceedings, (b) obtaining provisional remedies to protect rights before commencement of arbitration, it being understood that no such proceeding shall be deemed a waiver of arbitration as the sole form of conflict resolution chosen by the Parties, (c) enforcing any decision of the Arbitral Tribunal, including, without limitation to, the arbitration award, and (d) claiming, should this be the case, nullity of the arbitration award, as provided by law. Should both Parties resort to the Judiciary, the Parties hereby elect the Court of the Judicial District of Campinas, State of São Paulo, to hear any legal action.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CHAPTER XI - FINAL PROVISIONS

11.1.    Amendment to the Law. Should any law, rule, instruction, executive order or any other legal provision be amended or created, especially, without limitation to, laws, rules, instructions or executive orders contemplating tax or environmental matters, which directly and indirectly excessively affect the economic and financial balance hereof, the Parties shall negotiate in good faith an adjustment to the amounts and terms of this Agreement in order to restore the contractual balance hereof.

11.2.    Taxes. All taxes, fees and contributions and other tax, social security labor or environmental duties or charges levied on the operations and obligations assumed herein or resulting herefrom shall be incurred by the Parties in accordance with the provisions of the applicable law.

11.3.    Binding Effect. This instrument shall be binding upon the Parties and their successors on any account, pursuant to the provisions of the Applicable Law.

11.4.    Entire Agreement. This instrument revokes and supersedes all previous agreements or negotiations of any kind between the Parties.

11.5.    Assignment. This instrument may only be assigned by means of the execution of a specific private instrument signed by all Parties.

11.6.    Applicable Law. This instrument shall be governed and construed in accordance with the laws of the Federative Republic of Brazil (“Applicable Law”).

11.7.    Partial Nullity and Omissions. No nullity of any provision hereof or omission relating to any matter relating to the subject matter hereof shall affect the validity of the remaining provisions of this instrument. In these cases, the Parties shall agree on actual solutions most near (in economic terms) to their intent at the moment of execution hereof.

11.8.    Notices. All notices addressed in accordance with the provisions hereof shall be in writing and delivered “personally” against receipt provided by the other Party, it being understood that personal delivery may be replaced by facsimile with acknowledgment of receipt, courier with acknowledgment of receipt or certified mail, return receipt requested, but always to the following addresses and to the attention of the following representatives of the Parties:

If to Amyris:
Attn.: [*]
Rua James Clerk Maxwell, 315, Techno Park
Campinas, São Paulo
Email: [*]

If to Paraíso:
Paraíso Bioenergia S.A.
Attn.: Management
Estrada Brotas Torrinha km 7.5
Brotas
São Paulo

11.9.    Confidentiality. Each Party shall grant (and shall ensure that its contractors, subcontractors, consultants and agents, as well as all successors and permitted assignees thereof grant) confidential treatment to all documents and other technical or commercial information, whether oral, written or otherwise, provided to it by the other Party or on its behalf and which relates to this instrument, to any of the transactions or actions contemplated herein, to the business or activities of the other Party or to all information and documents obtained during any inspection conducted in accordance with the provisions hereof. Except as required by the applicable law, none of the Parties shall publish or otherwise disclose or use the aforementioned information for private purposes, except as required for compliance with its obligations hereunder. Should one of the Parties be required by law or regulation to disclose information on this Agreement to investors, creditors and other interested third parties, it shall inform the other Party of the need and intent to disclose such information, and the Parties shall negotiate the time and form of such disclosure in good faith.

11.10.    Authorization for Disclosure. Notwithstanding the provisions above, each Party acknowledges and accepts that the aforementioned documents and information may only be disclosed by the Party to

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

its affiliates, employees, advisers, consultants, counsel, actual and prospective investors and other third parties upon the express consent of the other Party. In addition, each Party shall inform such affiliates, employees, advisers, consultants, counsel, actual and prospective investors and other third parties of the existence of the confidentiality obligation agreed in Section 10.7 above, ensuring compliance with such provision by these entities or individuals.

11.11.    Exceptions. The provisions on confidential information above shall not apply to (a) any information that has entered the public domain otherwise than by breach of this instrument; (b) information that is or comes to be in the possession of the receiving Party before the aforementioned publication and disclosure and that has not been obtained in violation of any confidentiality obligation; or (c) information obtained from third parties the receiving Party believes, after reasonable investigation, were free to disclose it, provided such information has not been obtained by the receiving Party in noncompliance with any confidentiality obligation.

11.12.    Survival of the Confidentiality Obligation. The provisions relating to Sections 11.9 and 11.10 shall survive termination hereof, and they shall, however, expire and lose effectiveness [*] ([*]) [*] after the end of the Term of Effectiveness, except with regard to information on the business and activities of each Party, which shall remain protected by the confidentiality obligation regardless of the term mentioned in this Section.

11.13.    Forbearance. No forbearance of the Parties with regard to compliance with obligations of the other Party or with regard to the regular and timely exercise of their rights shall constitute a desistence of, amendment to, modification, waiver or novation of any of the rights hereby established, contemplated and agreed.

11.14.    No Representation. None of the Parties or their agents, employees, contractors or representatives:

(i)    shall be deemed, for any reason, agents, employees or representatives of the other Party;

(ii)    shall have authority to enter into any agreement or commitment or to assume any liability or obligation on behalf of the other Party; or

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)    shall represent third parties that have any right against the other Party.

11.15.    Inexistence of Employment and Corporate Relationship. This agreement does not create any employment relationship between the employees and representatives of Amyris and Paraíso. In addition, this instrument does neither create nor can be deemed to create any agency, representation or corporate relationship or association between the Parties.

11.16.    No Joint or Subsidiary Tax Liability between the Parties. Each Party shall be individually and exclusively liable for payment of all taxes required by the tax law, and each Party shall file all tax returns and make all required registrations, so as to comply with all its obligations to the tax authorities, without any joint or subsidiary liability.

11.17.    Wording. The references contained herein only refer to the Chapters, Sections and Exhibits hereto, except as otherwise expressly indicated.

11.18.    Captions and Headings. The captions and headings are merely indicative and do not serve the purpose of limiting rights or changing definitions expressly adopted herein.

11.19.    Specific Performance. Subject to the provisions of Chapter IX, this instrument grants the Parties the right to seek, as established in the Brazilian Code of Civil Procedure, specific performance of the obligations contemplated herein.

11.20.    Amendments. This instrument may only be amended by means of a written instrument signed by both Parties.

IN WITNESS WHEREOF, the Parties execute this AGREEMENT FOR THE SUPPLY OF SUGARCANE JUICE AND OTHER UTILITIES in three (3) counterparts of equal contents and form, in the presence of the undersigned witnesses.

São Paulo, March 18, 2011

AMYRIS BRASIL S.A.

/s/ Roel Win Collier Name: Roel Win Collier Title:	__________________________________ Name: Title:

PARAÍSO BIOENERGIA S.A.

/s/ Dario Costa Gaeta Name: Dario Costa Gaeta Title: Chief Executive Officer	_______________________ Name: Title:	_______________________ Name: Title:

Witnesses:

1. /s/ Gabriel Mundim                /s/ Isadora Chansky Cohen
Name: Gabriel Mundim                Isadora Chansky Cohen
ID: [*]                        ID: [*]
CPF/MF: [*]                     CPF/MF: [*]

[Signature page of the Agreement for the Supply of Sugarcane Juice and Other Utilities executed on March 18, 2011 by and between Amyris Brasil S.A. and Paraíso Bioenergia S.A.]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT I: JUICE, VAPOR AND WATER SPECIFICATIONS
Clarified and filtered sugarcane juice

1.1    Juice specifications

parameters	Amounts
Brix	[*]
Insoluble solids	[*]
Sulfite	[*]

[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

1.2. References for analysis

•    Brix - analysis by the [*] method [*]

•    Insoluble solids - methodology according to [*]

•    Sulfite - [*] method, according to: [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•    Microorganisms Count - methodology pursuant to [*]

•    Pol - Polarity (Sucrose Concentration), pursuant to [*]

•    AR - Reducing Sugars, according to [*], pursuant to [*]

1.3.    Determination of Juice quality parameters

1.3.1.    Composite sampling

•    Amyris and Paraíso shall install composite sampling systems at the appropriate places of the transfer line. [*]

•    [*]

•    [*]

•    [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•    [*]

•    [*]

•    [*]

•    [*]

1.4.    Pol and AR (Reducing Sugars) analyses for ART determination

•    method: Pol - Polarity (Sucrose Concentration), pursuant to item 1.2

•    laboratory equipment to be used: [*]

•    AR method pursuant to item 1.2

•    laboratory equipment to be used: [*]

1.5.    Formula to calculate ART in the juice

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

1.6.    Interlaboratory operationality

•    [*]

•    [*]

•    [*]

•    [*]

•    [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•    [*]

•    [*]

•    [*]

2.    [*] vapor with the following characteristics

2.1.    Specification:
[*]

2.2.    Amounts:
[*]

3.    Process water with the following characteristics

3.1.    Specification:

pH:                [*]
Chlorides:            [*]
Hardness:            [*]
Sulfites:                [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Silica:            [*]
Suspended solids:        [*]

3.2.    Volumes:
[*]

4.    Water for [*]
[*]

4.1.    Volumes:
[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT II: WASTE SPECIFICATIONS - EFFLUENTS AND VINASSE

1)    Vinasse with the following characteristics:
Characterization - typical amounts:
potassium:    [*]
farnesene:    [*]

Volumes:
[*]

2)    Wastewater with the following characteristics:
Characterization - typical amounts:
pH:        [*]
DQO:        [*]
[*]

Volumes:
[*]

3)    Condensed Water with the following characteristics:
Characterization - typical amounts:
[*]

Volumes:
[*]

4)    Water from [*]
Volumes:
[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT III: DETERMINATION OF THE PRICE OF JUICE

A)

(i)    The price of Juice is calculated based on the opportunity cost of [*] plus a premium, using the following formula:

[*]

Where,

(i)    [*]

(ii)    [*]

(iii)    [*]

(iv)    [*]

or

B)

Juice Price (R$/ton) = [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i)    [*]

(ii)    [*]

(vii)    [*]

(viii)    [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT IV: CALCULATION OF THE MONTHLY AMOUNT TO BE PAID FOR THE TOTAL VOLUME OF JUICE SUPPLIED EVERY MONTH

MonthlyAmount = [(Juice Price) x Q] [*]

Where,

MonthlyAmount = amount to be paid for the total volume of Juice supplied in the corresponding month (R$);

Juice Price = the lower amount resulting from calculation of the price of Juice by means of application of formulas “A” and “B” of Exhibit III (R$);

Q = volume of juice supplied in the corresponding month (t)

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT V - MEASUREMENT

1.    Juice rate measurement

1.1.    All volumes of juice shall be measured in tons.

1.2.    The following resources and criteria shall be taken into consideration to control the transfer of juice by pipes from PARAÍSO factory to AMYRIS evaporation unit.

1.2.1.    PARAÍSO and AMYRIS shall install [*]

1.2.2.    [*]

1.2.3.    [*]

1.2.4.    [*]

1.2.5.    [*]

1.2.6.    In order to guarantee a precise measurement, [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.2.6.1.    [*]

1.2.6.2.    [*]

1.2.7.    [*]

1.2.8.    [*]

1.2.9.    [*]

1.2.9.1.    [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.2.10    [*]

2.     Vinasse flow metering

2.1.    All volumes of vinasse shall be measured in cubic meters.

2.2.    The following resources and criteria shall be taken into consideration to control the transfer of vinasse by pipes from AMYRIS to the point of receipt of vinasse of PARAÍSO.

2.2.1.    [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.